EXHIBIT 2.1

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                         AGREEMENT AND PLAN OF MERGER
                         DATED AS OF  AUGUST 25, 2004
                                    BETWEEN
                      FIRST NATIONAL LINCOLN CORPORATION
                                      AND
                                 FNB BANKSHARES






























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AGREEMENT AND PLAN OF MERGER, dated as of August 25, 2004 (this "Agreement"), between FIRST NATIONAL LINCOLN CORPORATION ("Parent") and FNB BANKSHARES (the "Company").

RECITALS
     A.   The Company.    The Company is a Maine corporation, having its
principal place of business in Bar Harbor, Maine
     B.    Parent.    Parent is a Maine corporation, having its principal place
of business in Damariscotta, Maine.
     C.    Intention of the Parties.    It is the intention of the parties to
this Agreement that the Merger provided for herein be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
     D.    Board Action.    The respective Boards of Directors of each of
Parent and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the Merger provided for herein.
     E. Shareholder Agreements. As a material inducement to Parent to enter into this Agreement, and simultaneously with, the execution of this Agreement, each director who is also an officer of the Company, namely Messrs. McKim, Rosborough and Parady, is entering into an agreement, in the form of Annex A hereto (collectively, the "Shareholder Agreements") pursuant to which he has agreed, among other things, to vote his shares of Company Stock (as defined herein) in favor of this Agreement.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:































Page 1
ARTICLE I

CERTAIN DEFINITIONS
     1.01.    Certain Definitions.    The following terms are used in this
Agreement with the meanings set forth below:
     "Acquisition Proposal" has the meaning set forth in Section 6.08. "Acquisition Agreement" has the meaning set forth in Section 8.01(g). "Additional Director" has the meaning set forth in Section 6.15. "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.
     "Articles of Merger" has the meaning set forth in Section 2.02(a). "Average Share Price" has the meaning set forth in Section 3.01(b)(2). "Bank Insurance Fund" means the Bank Insurance Fund maintained by the
FDIC.
     "Bank Merger Agreement" has the meaning set forth in Section 6.13.
     "Bank Merger" has the meaning set forth in Section 6.13.
     "Bank Secrecy Act" means the Bank Secrecy Act of 1970, as amended. "Benefit Plans" has the meaning set forth in Section 5.03(m)(i).
     "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Maine are authorized or obligated to close.
     "Certificate" means any certificate which immediately prior to the Effective Time represented shares of Company Common Stock.
     "Closing" and "Closing Date" have the meanings set forth in Section
2.02(b).
     "Code" has the meaning set forth in the recitals to this Agreement. "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.
     "Company" has the meaning set forth in the preamble to this Agreement. "Company Affiliates" has the meaning set forth in Section 6.07.
     "Company Articles" means the Articles of Incorporation of the Company, as amended.
     "Company Bank" means First National Bank of Bar Harbor, a national banking association.
     "Company Board" means the Board of Directors of the Company.
     "Company Bylaws" means the Bylaws of the Company, as amended.
     "Company Common Stock" means the common stock of the Company.
       "Company ESOP" means the Company's Employee Stock Ownership Plan, as amended.
     "Company 401(k) Plan" means the First National Bank of Bar Harbor 401(k) Savings Plan.
     "Company Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Company and its Subsidiaries or any predecessor of or any successor to the Company (or to another such predecessor or successor).
     "Company Intellectual Property" has the meaning set forth in Section
5.03(u).
     "Company Loan Property" has the meaning set forth in Section 5.03(o)(i). "Company Meeting" has the meaning set forth in Section 6.02.
       "Company Preferred Stock means the Serial Preferred Stock of the
Company.
     "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.
     "Company Options" means the options to acquire Company Common Stock. "Company Regulatory Authorities" has the meaning set forth in Section
5.03(i).

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     "Company Stock Option Plan" means the Company's Stock Option Plan dated
July 31, 2001.
     "Derivatives Contract" has the meaning set forth in Section 5.03(r). "Disclosure Schedule" has the meaning set forth in Section 5.01. "Dissenting Shares" has the meaning set forth in Section 3.05.
       "D&O Insurance" has the meaning set forth in Section 6.11 (c).
       "D&O Tail Coverage" has the meaning set forth in Section 6.11(c).
       "ECA Agreements" has the meaning set forth in Section 6.12(b). "Effective Date" has the meaning set forth in Section 2.02(a).
     "Effective Time" has the meaning set forth in Section 2.02(a).
     "Employees" has the meaning set forth in Section 5.03(m).
     "Environmental Laws" has the meaning set forth in Section 5.03(o).
     "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.
     "Equity Investment" means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate; and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.
     "Equity Security" means any stock (other than adjustable-rate preferred stock, money market (auction rate) preferred stock or other instrument determined by the OCC to have the character of debt securities), certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.
     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
     "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii). "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
     "Exchange Agent" has the meaning set forth in Section 3.02(a).
     "Exchange Ratio" has the meaning set forth in Section 3.01(b)(1), subject to adjustment pursuant to Section 3.06.
     "Fair Housing Act" means the Fair Housing Act, as amended.
     "FDIC" means the Federal Deposit Insurance Corporation.
     "Federal Reserve Act" means the Federal Reserve Act, as amended.
     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.
     "GAAP" means accounting principles generally accepted in the United States of America.
     "Governmental Authority" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.
     "Hazardous Substance" has the meaning set forth in Section 5.03(o). "Indemnified Parties" and "Indemnifying Party" have the meanings set forth in Section 6.11(a).
     "Insurance Policies" has the meaning set forth in Section 5.03(x).
     "IRS" means the Internal Revenue Service.
     "Leases" has the meaning set forth in Section 5.03(t)
     "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.
     "Loans" has the meaning set forth in Section 4.01(r).


Page 3
     "Maine Superintendent" means the Superintendent of the Bureau of Banking of the State of Maine.
     "Material Adverse Effect" means, with respect to Parent or the Company any effect that (i) is material and adverse to the financial position, results of operations or business of Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, as the case may be, or (ii) would materially impair the ability of any of Parent and its Subsidiaries or the Company and its Subsidiaries to perform their respective obligations under this Agreement or the Bank Merger Agreement or otherwise materially impede the consummation of the Transactions; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking, corporate or tax laws or regulations of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally, (c) changes in interest rates or general economic conditions affecting banks and their holding companies generally, (d) any modifications or changes to valuation policies and practices, or expenses incurred, in connection with the Transactions or restructuring charges taken in connection with the Transactions, in each case in accordance with GAAP, and (e) with respect to the Company, the effects of any action or omission taken with the prior consent of Parent or as otherwise contemplated by the Agreement.
     "Material Contracts" has the meaning set forth in Section 5.03(k)(i). "MBCA" means the Maine Business Corporation Act, as amended.
     "Merger" has the meaning set forth in Section 2.01(a).
     "Merger Consideration" means the number of whole shares of Parent Common Stock, plus cash in lieu of any fractional share interest, into which shares of Company Common Stock shall be converted pursuant to the provisions of Article III.
     "Nasdaq" means The Nasdaq Stock Market, Inc.'s NASDAQ National Market or such national securities exchange on which the Parent Common Stock may be listed.
     "National Labor Relations Act" means the National Labor Relations Act, as amended.
     "OCC" means the Office of the Comptroller of the Currency.
     "Option Cash-Out Amount" means, for each Company Option a cash amount equal to the difference between (x) the exercise price applicable to such Company Option and (y) $42.00; provided, however, that if the Average Share Price is less than $17.00, "(y)" shall equal the product of the Exchange Ratio and the Average Share Price.
     "OREO" means other real estate owned.
     "Parent" has the meaning set forth in the preamble to this Agreement. "Parent Articles" means the Articles of Incorporation of Parent, as amended.
"Parent Bank" means The First National Bank of Damariscotta and any successor thereto.
     "Parent Benefits Plans" has the meaning set forth in Section 6.12(a). "Parent Board" means the Board of Directors of Parent.
     "Parent Bylaws" means the Bylaws of Parent, as amended.
     "Parent Common Stock" means the common stock of Parent.
     "Parent Regulatory Authorities" has the meaning set forth in Section
5.04(k).
     "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).
     "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.



Page 4
     "Previously Disclosed" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.
     "Proxy Statement" has the meaning set forth in Section 6.03(a). "Registration Statement" has the meaning set forth in Section 6.03(a). "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.
     "Rollover Option" means the Company Options described in Exhibit 3.08 that are to be converted into options for Parent Common Stock pursuant to Section 3.08.
     "SEC" means the Securities and Exchange Commission.
     "SEC Documents" has the meaning set forth in Section 5.04(g).
     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
     "Shareholder Agreements" has the meaning set forth in the recitals to this Agreement.
     "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X of the SEC.
     "Superior Proposal" has the meaning set forth in Section 6.08.
     "Surviving Corporation" has the meaning set forth in Section 2.01(a). "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.
     "Tax Returns" means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.
      "Termination Fee" has the meaning set forth in Section 8.02(b). "Transactions" means the Merger and the Bank Merger and any other transaction contemplated by this Agreement.






















Page 5
ARTICLE II

THE MERGER
     2.01.    The Merger.
     (a)    The Merger.    Subject to the terms and conditions of this
Agreement, at the Effective Time, the Company shall merge with and into Parent in accordance with the applicable provisions of the MBCA (the "Merger"), and the separate corporate existence of the Company shall cease and Parent shall survive and continue to exist as a corporation incorporated under the MBCA (Parent, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").
     (b)    Name.    The name of the Surviving Corporation shall be "First
National Lincoln Corporation."
     (c)    Articles and Bylaws.    The Articles of Incorporation and Bylaws of
Parent immediately after the Merger shall be the Parent Articles and the Parent Bylaws as in effect immediately prior to the Merger.
     (d)    Directors and Officers of the Surviving Corporation.    The
directors and officers of Parent immediately after the Merger shall be the directors and officers of Parent immediately prior to the Merger, and the individuals appointed as directors as provided in Section 6.15, until such time as their successors shall be duly elected and qualified.
     (e)    Authorized Capital Stock.    The authorized capital stock of the
Surviving Corporation upon consummation of the Merger shall be as set forth in the Parent Articles immediately prior to the Merger.
     (f)    Effect of the Merger.    At the Effective Time, the effect of the
Merger shall be as provided in Section 1106 of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.
     (g)    Additional Actions.    If, at any time after the Effective Time,
the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.
     2.02    Effective Date and Effective Time; Closing.
     (a)  Subject to the satisfaction or waiver of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause Articles of Merger relating to the Merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Maine pursuant to the MBCA on (i) a date selected by Parent after such satisfaction or waiver which is no later than the later of (A) five Business Days after such satisfaction or waiver or (B) the

Page 6
first month end following such satisfaction or waiver, or (ii) such other date to which the parties may mutually agree in writing. The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein. The date of such filings or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time of such filings or as set forth in such filings.
     (b) A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., local time, at the offices of Pierce Atwood LLP in Portland, Maine, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "Closing Date"). At the Closing, there shall be delivered to Parent and the Company the opinions, certificates and other documents required to be delivered under
Article VII hereof.













































Page 7
ARTICLE III

CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES
     3.01.    Conversion of Shares.    At the Effective Time, by virtue of the
Merger and without any action on the part of a holder of shares of Company Common Stock:
     (a) Each share of Parent Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.
     (b) (1) Subject to Sections 3.04, 3.05 and 3.06, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive, the number of shares of Parent Common Stock which is equal to the quotient (the "Exchange Ratio") determined by dividing (x) $42.00 by (y) the Average Share Price of the Parent Common Stock ; provided, however, that the Exchange Ratio shall be not more than 2.47 and not less than 1.91.
     (2) For purposes of this Agreement, the "Average Share Price" of the Parent Common Stock shall mean the sum of the average of the high and low sales price of a share of Parent Common Stock, for each trading day for which a high and low sales price is reported on Nasdaq (as reported by an authoritative source), during the 30 day period ending with the fifth Business Day immediately preceding the Effective Date, divided by the number of trading days for which a high and low price is so reported during such period.
     3.02.    Exchange Procedures.
     (a) Parent shall designate an exchange agent to act as agent (the "Exchange Agent") for purposes of conducting the exchange procedure described in Section 3.01. At the Effective Time, for the benefit of the holders of Certificates, Parent shall deliver to the Exchange Agent one or more certificates evidencing the aggregate number of shares of Parent Common Stock issuable. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.
     (b) Each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole shares of Parent Common Stock and cash in respect of any fractional shares as provided in Section 3.04, into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement and any other distribution theretofore paid with respect to Parent Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Parent Common Stock into which such Company Common Stock shall have been converted or the right to receive cash in respect of any fractional shares as provided in Section 3.04. After the Effective Time, there shall be no further transfer on the records of the Company of Certificates representing shares of Company Common Stock and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Parent Common Stock or cash as

Page 8
herein above provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Parent Common Stock under Section
3.01 until such person surrenders the Certificate or Certificates representing Company Common Stock, at which time such dividends shall be remitted to such person, without interest.
     (c) The Exchange Agent and Parent, as the case may be, shall not be obligated to deliver a certificate or certificates representing shares of Parent Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger or cash in respect of any fractional shares as provided in Section 3.04 until such holder surrenders the Certificate or Certificates representing the shares of Company Common Stock for exchange as provided in this Section 3.02, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by Parent. If any certificates evidencing shares of Parent Common Stock are to be issued in a name other than that in which the Certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.
     (d) Any portion of the shares of Parent Common Stock and cash delivered to the Exchange Agent by Parent pursuant to Section 3.02(a) that remains unclaimed by the shareholders of the Company for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any shareholders of Company who have not theretofore complied with Section 3.02(b) shall thereafter look only to Parent for the consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.
     (e) Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Company Affiliate shall not be exchanged for certificates representing shares of Parent Common Stock to which such Company Affiliate may be entitled pursuant to the terms of this Agreement until Parent has received a written agreement from such person as specified in
Section 6.07.
     3.03.    Rights as Shareholders; Stock Transfers.    At the Effective
Time, holders of Company Stock shall cease to be, and shall have no rights as, shareholders of the Company other than to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Stock.


Page 9
     3.04.    No Fractional Shares.    Notwithstanding any other provision of
this Agreement, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in the Merger. Each holder of Company Common Stock who otherwise would have been entitled to a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Share Price, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.
     3.05.    Dissenting Shares.    Notwithstanding Section 3.02 above, each
outstanding share of Company Common Stock the holder of which has perfected his, her or its right to dissent under the MBCA and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Parent Common Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the MBCA. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the MBCA. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent at or prior to the Effective Time, the Dissenting Shares held by such holder shall be converted into a right to receive Parent Common Stock and cash in respect of any fractional shares as provided in
Section 3.04 in accordance with the applicable provisions of this Agreement.
If any holder of Dissenting Shares shall have effectively withdrawn or lost the right to dissent (through failure to perfect or otherwise) after the Effective Time, the Dissenting Shares held by such holder shall be converted into the right to receive Parent Common Stock and cash in respect of any fractional shares in accordance with the applicable provisions of this Agreement as Parent or the Exchange Agent shall determine. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.
     3.06.    Anti-Dilution Provisions.    If, between the date hereof and the
Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.
     3.07.    Withholding Rights.    Parent (through the Exchange Agent, if
applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Options such amounts as Parent is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock or Company Options in respect of which such deduction and withholding was made by Parent.
     3.08.    Company Options.
     (a) At the Effective Time, each Company Option (other than a Rollover Option) which is then outstanding, whether or not exercisable, shall become fully vested and exercisable, and shall cease to represent a right to acquire shares of Company Common Stock. All such Company Options (other than Rollover Options) shall, at the Effective Time, be converted automatically into the right to receive the Option Cash-Out Amount. Each Rollover Option shall be converted automatically into an option to purchase shares of Parent Common Stock, and Parent shall assume each such Rollover Option, in accordance with


Page 10
the terms of the Company Stock Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and the Options Committee of its Board of Directors shall be substituted for the Company and its Board of Directors (which administers the Company Stock Option Plan), (ii) each Rollover Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (iii) the number of shares of Parent Common Stock subject to such Rollover Option shall be equal to the number of shares of Company Common Stock subject to such Rollover Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Rollover Option shall be adjusted by dividing the per share exercise price under each such Rollover Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Parent and the Company agree to take all necessary steps to effect the foregoing provisions of this Section 3.08(a) and Section 3.07.
     (b) Within five Business Days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to the options referred to in paragraph (a) of this Section 3.08 and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.




































Page 11
ARTICLE IV

ACTIONS PENDING ACQUISITION
     4.01.    Forbearances of the Company.    From the date hereof until the
Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of Parent, the Company will not, and will cause each of its Subsidiaries not to:
     (a)    Ordinary Course.    Conduct its business other than in the ordinary
and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relations exist.
     (b)    Capital Stock.    Issue, sell or otherwise permit to become
outstanding, or authorize the creation of, any additional shares of stock or permit any additional shares of stock to become subject to grants of stock options, other than upon the exercise of Company Options outstanding on the date hereof under the Company Stock Option Plan.
     (c)    Dividends; Etc.    (a) Make, declare, pay or set aside for payment
any dividend on or in respect of, or declare or make any distribution on any shares of Company Stock, other than (A) subject to Section 6.14 hereof, regular semi-annual cash dividends at a rate not in excess of $.33 per share on the Company Common Stock, after taking into account any dividend under clause (B),
(B) to the extent necessary to effect the purposes of Section 6.14 and subject to the provision of prior written notice to, and consultation with, the Parent, quarterly cash dividends, at the same annualized rate as the regular dividends paid by the Company, on the same record date provided by Parent with respect to dividends payable to Parent shareholders, and (C) dividends from wholly-owned Subsidiaries to the Company, or another wholly-owned Subsidiary of the Company, or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock. Parent shall give the Company advance notice of the determination of any record date with respect to the payment of any dividend on Parent Common Stock.
     (d)    Compensation; Employment Agreements; Etc.    Enter into or amend or
renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase with respect to any individual employee shall result in an annualized adjustment of more than 4% of such employee's compensation and provided that any such increases to all employees since June 30, 2004 shall not exceed 3.5% in the aggregate, (ii) other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(d) of the Company's Disclosure Schedule, (iv) grants or awards to newly-hired employees consistent with past practice, (v) discretionary bonuses in the ordinary course of business and consistent with past practice to employees of the Company or the Company Bank for services rendered during the period from January 1, 2004 to the Effective Time of up to $200,000 in the aggregate for all employees, provided that in the case of any individual recipient any such bonus, either alone or in combination with the payment of other amounts payable to the recipient in the event his or her employment is terminated following the Merger, would not be nondeductible by the Company or the Company Bank (or their successors) under Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code, and (vi) any increase in the premium costs of an existing insured employee benefit. Notwithstanding anything to the

Page 12
contrary set forth in this Agreement, prior to the Closing Date, the Company and its Subsidiaries shall be permitted to make cash contributions to the Company 401(k) Plan for the 2004 calendar year as long as the total amount of such cash contributions do not exceed the amount derived by application of the calendar 2003 formula based on calendar 2004 compensation levels.
     (e)    Hiring.    Hire any person as an employee of the Company or any of
its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of the Company's Disclosure Schedule and (ii) persons hired or promoted to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or a Subsidiary of the Company, as applicable, and
(iii) any person to be hired or promoted who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of less than $50,000.
     (f)    Benefit Plans.    Enter into, establish, adopt or amend (except (i)
as may be required by applicable law, subject to the provision of prior written notice to, and consultation with, the Parent, (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(f) of the Company's Disclosure Schedule, or (iii) with respect to the Company's 401(k) Plan, as, and to the extent necessary, to allow the Company to make the contribution to the Company's 401(k) Plan that is contemplated by the last sentence of Section 4.01(d)) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of the Company or its Subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except that the Company shall accelerate the vesting of Company Options in a manner consistent with Section 3.08(a). The Company shall take such action as may be reasonably requested by Parent to terminate one or more of the Benefits Plans effective as of the Effective Time.
     (g)    Dispositions.    Sell, transfer, mortgage, encumber or otherwise
dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the Company and its Subsidiaries taken as a whole.
     (h)    Acquisitions.    Acquire (other than by way of foreclosures or
acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.
     (i)    Capital Expenditures.    Make any capital expenditures other than
capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $250,000 in the aggregate.
     (j)    Governing Documents.    Amend the Company Articles or Company
Bylaws or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of the Company.
     (k)    Accounting Methods.    Implement or adopt any change in its
accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.
     (l)    Contracts.    Except in the ordinary course of business consistent
with past practice or as otherwise permitted under this Section 4.01, enter into or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.


Page 13
     (m)    Claims.    Enter into any settlement or similar agreement with
respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by the Company and its Subsidiaries of an amount which exceeds $50,000 and/or would impose any material restriction on the business of the Company or create precedent for claims that are reasonably likely to be material to the Company and its Subsidiaries taken as a whole.
     (n)    Banking Operations.    Enter into any new material line of
business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.
     (o)    Derivatives Contracts.    Enter into any Derivatives Contract,
except in the ordinary course of business consistent with past practice.
     (p)    Indebtedness.    Incur any indebtedness for borrowed money (other
than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Reserve Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.
     (q)    Investment Securities.    Acquire (other than by way of
foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or Equity Investment of a type or in an amount that is not permissible for a national bank or (ii) any other debt security other than in the ordinary course of business consistent with past practice; or restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which such portfolio or any securities therein are classified under GAAP or reported for regulatory purposes.
     (r)    Loans.    Make, renew or otherwise modify any loan, loan
commitment, letter of credit or other extension of credit (collectively, "Loans") other than in the ordinary course of business consistent with past practice.
     (s)    Investments in Real Estate.    Make any investment or commitment to
invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).
     (t)    Transactions with Affiliates.    Except pursuant to agreements or
arrangements in effect on the date hereof, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice.
      (u)  Taxes.    Except as may be required by applicable laws or
regulations, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment. For purposes of this subparagraph (u), "material" shall mean affecting or relating to $50,000 or more of Taxes.

Page 14
     (u)    Compliance with Agreements.    Knowingly commit any act or omission
which constitutes a material breach or default by the Company or any of its Subsidiaries under any agreement with any Governmental Authority or under any Material Contract, lease or other agreement or material license to which any of them is a party or by which any of them or their respective properties is bound.
     (v)    Environmental Assessments.    Foreclose on or take a deed or title
to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a Hazardous Substance in amounts which, if such foreclosure were to occur, would be material.
    (w)   Adverse Actions.    (i) Take any action that would, or is reasonably
likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.
     (x)    Commitments.    Enter into any contract with respect to, or
otherwise agree or commit to do, any of the foregoing.
     4.02.    Forbearances of Parent.    From the date hereof until the
Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to:
     (a)    Adverse Actions.    (i) Take any action that would, or is
reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.
     (b)    Commitments.    Enter into any contract with respect to, or
otherwise agree or commit to do, any of the foregoing.
     (c) Suspension of Stock Buy-back Program. Purchase or acquire, for its own account, any shares of Parent Common Stock, except for non-market repurchases of Parent Common Stock from employees of Parent.
















Page 15
ARTICLE V

REPRESENTATIONS AND WARRANTIES
     5.01.    Disclosure Schedules.    On or prior to the date hereof, Parent
has delivered to the Company a schedule and the Company has delivered to Parent a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.
     5.02.    Standard.    No representation or warranty of the Company or
Parent contained in Sections 5.03 or 5.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.
     5.03.    Representations and Warranties of the Company.    Subject to
Sections 5.01 and 5.02 and except as Previously Disclosed, the Company hereby represents and warrants to Parent:
     (a)    Organization, Standing and Authority.    The Company is duly
organized, validly existing and in good standing under the laws of the State of Maine. The Company is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Company has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The Company Articles and Company Bylaws, copies of which have been delivered to Parent, are true, complete and correct copies of such documents as in effect on the date of this Agreement.
     (b)    Company Capital Stock.    The authorized capital stock of the
Company consists solely of 2,000,000 shares of Company Common Stock, of which 1,047,722 shares are outstanding as of the date hereof, and 100,000 shares of Serial Preferred Stock, of which none are outstanding as of the date hereof. The outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Company Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.03(b) of the Company's Disclosure Schedule sets forth for each Company Stock Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each option, the number of shares of Company Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentence, there are no shares of Company Stock reserved for issuance, the Company does not have any


Page 16
Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock.
     (c)    Subsidiaries.
     (i) (A) The Company has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or any of its wholly-owned Subsidiaries),
(E) there are no contracts, commitments, understandings, or arrangements relating to the Company's rights to vote or to dispose of such securities and
(F) all the equity securities of the Company's Subsidiaries held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.
     (ii) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than its Subsidiaries and stock in the Federal Reserve Bank of Boston and the Federal Home Loan Bank of Boston.
       (iii) Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The articles of incorporation, bylaws and similar governing documents of each Subsidiary of the Company, copies of which have been delivered to Parent, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.
      (iv) The Company Bank is the only Subsidiary of the Company that is an insured depository institution. The deposit accounts of the Company Bank are insured by the Bank Insurance Fund in the manner and to the maximum extent provided by applicable law, and the Company Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.
     (d)    Corporate Power; Minute Books.    Each of the Company and its
Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject to receipt of all necessary approvals of Governmental Authorities and the approval of the Company's shareholders of this Agreement. The minute books of the Company and each of its Subsidiaries contain true, complete and accurate records of all meetings and other corporate actions held or taken since December 31, 1999 of their respective shareholders and boards of directors (including committees of their respective boards of directors).
       (e)    Corporate Authority.    Subject to the approval of this Agreement
by the holders of 67% of the outstanding Company Common Stock, this Agreement and the Transactions have been authorized and adopted by all necessary corporate action of the Company and the Company Board on or prior to the date hereof. The Company Board has directed that this Agreement be submitted to the Company's shareholders for approval at a meeting of such shareholders and, except for the approval and adoption of this Agreement by the affirmative vote of the holders of a 67% of the outstanding shares of Company Common Stock, no other vote of the shareholders of the Company is required by law, the Company

Page 17
Articles, the Company Bylaws or otherwise to approve this Agreement and the Transactions. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent, this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).
     (f)    Regulatory Approvals; No Defaults.
     (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company or the Company Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the OCC, and the Maine Superintendent, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of Company Common Stock and the issuance of Parent Common Stock in the Merger, (C) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA,
(D) the approval of this Agreement by the holders of 67% of the outstanding shares of Company Common Stock and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, the Company is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).
     (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by the Company and the Company Bank, as applicable, and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of the Company or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.
     (g)    Financial Reports; Undisclosed Liabilities.   (i)    The Company
has previously made available to Parent copies of (i) the consolidated balance sheet of the Company and its Subsidiary as of December 31, 2003, December 31, 2002 and December 31, 2001, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years ended December 31, 2003, 2002 and 2001, in each case accompanied by the audit report of Berry, Dunn, McNeil and Parker LLC, independent accountants with respect to the Company, and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiary as of June 30, 2004 and the related unaudited consolidated statements of income, cash flows and changes in shareholders' equity for the three month and six month periods then ended. The December 31, 2003 consolidated balance sheet of the Company (including the related notes and schedules thereto) fairly presents the consolidated financial position of the

Page 18
Company and its Subsidiary as of its date, and the other financial statements referred to in this Section 5.03(g) (including any related notes and schedules thereto, where applicable) fairly present (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of notes), the results of consolidated operations and consolidated financial position of the Company and its Subsidiary for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including any related notes and schedules thereto, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.
     (ii) Since December 31, 2003, neither the Company nor any of its Subsidiaries has incurred any liability other than in the ordinary course of business consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby).
     (iii) Since December 31, 2003, (A) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this
Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to the Company.
     (iv) No agreement pursuant to which any loans or other assets have been or shall be sold by the Company or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the Company or its Subsidiaries, to cause the Company or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against the Company or its Subsidiaries. Except for regular semi-annual cash dividends on the Company Common Stock and a stock dividend of two shares of Company Common Stock per share of Company Common Stock paid April 2, 2004, since December 31, 2003, no cash, stock or other dividend or any other distribution with respect to the stock of the Company or any of its Subsidiaries have been declared, set aside or paid. No shares of the stock of the Company have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company since December 31, 2003, and no agreements have been made to do the foregoing.
     (h)    Litigation.    No litigation, claim or other proceeding before any
court or governmental agency is pending against the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.
     (i)    Regulatory Matters.
     (i) The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1999 with any Governmental Authority, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of the Company and its Subsidiaries, no Governmental Authority has initiated any proceeding, or to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1999. Each of the Company and the Company Bank is "well capitalized" and "well managed" as those terms are defined in applicable laws and regulations, and the Company Bank has a Community Reinvestment Act rating of "satisfactory" or better.
Page 19
(ii) Neither the Company nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Company Regulatory Authorities"). The Company and its Subsidiaries have paid all assessments made or imposed by any Company Regulatory Authority.
     (iii) Neither the Company nor any of its Subsidiaries has been advised by, or has any knowledge of facts which could give rise to an advisory notice by, any Company Regulatory Authority that such Company Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.
     (j)    Compliance With Laws.    Each of the Company and its Subsidiaries:
     (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, Truth in Lending and Bank Privacy laws, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and all other applicable fair lending laws and other laws relating to discriminatory business practices;
     (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened; and
     (iii) has received, since December 31, 2001, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist).
     (k)    Material Contracts; Defaults.
     (i) Neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which would entitle any present or former director, officer, employee or agent of the Company or its Subsidiaries to indemnification from the Company or its Subsidiaries (other than indemnity provisions of their respective bylaws), (iii) which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC if the Company or its Subsidiary, as the case may be, were subject to the Exchange Act) to be performed after the date of this Agreement, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice and involving the payment of more than $50,000 per annum, or (v) which restricts the conduct of any business by the Company or any of its Subsidiaries (collectively, "Material Contracts"). The Company has Previously Disclosed and made available to Parent true and correct copies of each such document.

Page 20
     (ii) Neither the Company nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.
     (l)    No Brokers.    No action has been taken by the Company or any of
its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transactions, excluding a Previously Disclosed fee to be paid to RBC Capital Markets Corporation, a member company of RBC Financial Group.
     (m)    Employee Benefit Plans.
     (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the "Employees") and current or former directors of the Company including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefits Plans"), are Previously Disclosed in the Disclosure Schedule. True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided or made available to Parent, and where no such documents exist with respect to a Benefit Plan, a written summary of such Benefit Plan has been provided to or made available to Parent.
     (ii) All Benefits Plans other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees, to the extent subject to ERISA, are, and have been administered, in substantial compliance with ERISA, and, if applicable, the Code, including the filing requirements thereof. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS (or with respect to a master or prototype plan, has an opinion letter from the IRS to the effect that such plan so qualifies). The Pension Plans have been administered in accordance with the written terms of the plan documents and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter (or withdrawal of such opinion letter) or the loss of the qualification of such Pension Plan under
Section 401(a) of the Code. There is no pending or, to the Company's knowledge, threatened litigation relating to the Benefits Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA .
     (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries is obligated to contribute to any multiemployer plan, and neither has incurred, or expects to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on

Page 21
contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.
     (iv) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of the Company provided to Parent to the extent required by the terms of any such Benefit Plan and to the extent required by GAAP. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.
     (v) Neither the Company nor any of its Subsidiaries has any obligations for retiree health or retiree life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. Except as Previously Disclosed, the Company or any of its Subsidiaries may amend or terminate any such Benefit Plan under which such obligations for retiree health or retiree life exist at any time without incurring any liability thereunder.
     (vi) Except as provided in Section 3.08(a) with respect to the acceleration of Company Options and except as provided in Section 6.12(f) with respect to the Company ESOP, none of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated by this Agreement will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans,
(C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.
           (vii)    Each of the "group health plans" (as defined in 45 C.F.R.
s. 160.103) sponsored by the Company or any Subsidiary has been timely amended as required to comply with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the rules and regulations promulgated thereunder and all such plans have been administered in conformity with HIPAA and applicable rules and regulations promulgated thereunder. All policies, forms, notices, plan amendments, and agreements adopted or entered into by the Company or such Subsidiary with respect to its group health plans have been Previously Disclosed. Neither the Company nor any Subsidiary is aware of, or has receive notice of, an impermissible use or disclosure of "protected health information" (as defined in 45 C.F.R. s. 164.501) that would require an accounting of such use or disclosure (as required under 45 C.F.R. s. 164.528).
     (n)    Labor Matters.    Neither the Company nor any of its Subsidiaries
is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its

Page 22
Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.
     (o)    Environmental Matters.
     (i) The Company and its Subsidiaries are in compliance with applicable Environmental Laws; (ii) to the Company's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries, or any property in which the Company or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("Company Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iii) neither the Company nor any of its Subsidiaries could be deemed the owner or operator of, or has participated in the management regarding Hazardous Substances of, any Company Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iv) neither the Company nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) to the Company's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Company Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Company or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Company Loan Property; and (viii) the Company has Previously Disclosed and made available to Parent copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to the Company, its Subsidiaries and any currently or formerly owned or operated property or any Company Loan Property.
     As used herein, the term "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.
     (p)    Tax Matters.
     (i)(A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to the Company Group have been or

Page 23
will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete , (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full, (D) the Tax Returns referred to in clause (A) have been examined by the IRS or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no member of the Company Group has waived any statutes of limitation with respect to any Taxes of the Company or any of its Subsidiaries.
     (ii) The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the three most recent fiscal years for which such returns have been filed.
     (iii) Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before June 30, 2004 in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the Company's unaudited financial statements dated as of June 30, 2004 and provided to Parent.
     (iv) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was the Company) or otherwise has any liability for the Taxes of any Person (other than the Company and its Subsidiaries).
     (v) No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any "tax shelter" or "listed transaction" within the meaning provided in the Code and the regulations, rules and procedures promulgated pursuant thereto or any similar transaction.
     (vi) Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under
Section 162(m) of the Code and the regulations issued thereunder.
     (vii) As of the date hereof, the Company has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
     (viii)(A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Transactions and (B) all Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.
     (q)    Investment Securities.    The Company has previously disclosed the
book and market value as of June 30, 2004 of the investment securities, mortgage backed securities and securities held for sale of the Company and its Subsidiaries, as well as, with respect to such securities, descriptions thereof, CUSIP numbers, book values, fair values and coupon rates.
     (r)  Risk Management Instruments.    Neither the Company nor any of its
Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that
(i) are referred to generically as "structured notes," "high risk mortgage

Page 24
derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of the Company or any of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. The Company and its Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on the Company.
     (s)    Loans; Nonperforming and Classified Assets.
     (i) Each Loan on the books and records of the Company and its Subsidiaries, was made and has been serviced in all respects in accordance with customary lending standards in the ordinary course of business, is
evidenced in all   respects by appropriate and sufficient documentation and, to the knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein in accordance with such documentation, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.
     (ii) The Company has Previously Disclosed as to the Company and each Company Subsidiary as of the latest practicable date: (A) any written or, to the Company's knowledge, oral Loan under the terms of which the obligor is 90 or more days delinquent in payment of principal or interest, or to the Company's knowledge, in default of any other provision thereof; (B) each Loan which has been classified as "substandard," "doubtful," "loss," "pass watch, " "non-accrual" or "special mention" (or words of similar import) by the Company, a Company Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that the FDIC, the OCC or the Maine Superintendent would agree with the loan classifications established by the Company); (C) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent or greater shareholder of the Company or a Company Subsidiary, or to the best knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing.
     (iii)  The loan documents with respect to each Loan were in   compliance
with applicable laws and regulations and the Company's lending policies at the time of origination of such Loans and are complete and correct.
     (iv) Except as Previously Disclosed, neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates the Company or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of the Company or its Subsidiary.
     (t)    Properties.    All real and personal property owned by the Company
or a Subsidiary of the Company or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and
marketable title free and clear of all Liens to all of the   properties and

Page 25
assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of December 31, 2003 or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iv) as reflected on the consolidated statement of financial condition of the
Company as of December 31, 2003. All real and personal property   leased or
licensed by the Company or a Subsidiary of the Company is held pursuant to leases or licenses ("Leases") which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. There has not occurred any event, and no condition exists that would constitute a termination event or a breach by the Company or any Company Subsidiary of, or default by the Company or any Company Subsidiary in, the performance of any covenant, agreement or condition contained in any Lease, and to the Company's knowledge, no lessor under any such Lease is in
breach or default in the performance of any   covenant, agreement or condition
contained in such Lease. The Company and the Company Subsidiaries have paid all rents and other charges to the extent due under such Leases.
     (u)    Intellectual Property.    The Company and each Subsidiary of the
Company owns or possesses valid and binding licenses and other rights to use
without payment of any   amount all   patents, copyrights, computer programs,
whether in source code or object code form (including all software, data bases and compilations, and the documentation thereto), trade secrets, trade names, service marks and trademarks used in its businesses ("Company Intellectual Property"), all of which have been Previously Disclosed by the Company, and none of the Company or any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company and
each of its Subsidiaries have performed in all   respects all the obligations
required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not violate, misappropriate or infringe on the intellectual property rights of others. The consummation of the Merger and the Bank Merger will not result in the loss or impairment of the right of the Company or any of its Subsidiaries to own or use any of the Company Intellectual Property, and Parent will have substantially the same rights to own or use the Company Intellectual Property following the consummation of the Merger and the Bank Merger as the Company and its Subsidiaries had prior to the consummation of the Merger and the Bank Merger, subject to the receipt of consents of the applicable counterparties to any licenses to use Company Intellectual Property.
     (v)    Fiduciary Accounts.    The Company and each of its Subsidiaries has
properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.
     (w)    Books and Records.    The books and records of the Company and its
Subsidiaries have been fully, properly and accurately maintained in all respects, and there are no inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of the Company and its Subsidiaries.

Page 26
     (x)    Insurance.    The Company has Previously Disclosed all of the
insurance policies, binders, or bonds currently maintained or owned by the Company or any of its Subsidiaries ("Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in default thereunder; and all claims thereunder have been filed in due and timely fashion.
     (y)    Allowance For Loan Losses.    The Company's allowance for loan
losses is, and shall be as of the Effective Date, in compliance with the Company's existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.
     (z)    Transactions With Affiliates.    All "covered transactions" between
a Company Bank and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions and the regulations of the Federal Reserve Bank thereunder.
     (aa)    Required Vote; Antitakeover Provisions.
     (i) The affirmative vote of the holders of 67% of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the Transactions on behalf of the Company. No other vote of the shareholders of the Company is required by law, the Company Articles, the Company Bylaws or otherwise to approve this Agreement and the Transactions.
     (ii)  Based on the representation and warranty of Parent contained in
Section 5.04(m), no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation is applicable to this Agreement or the Transactions.
     (bb)    Fairness Opinion.    The Company Board has received the written
opinion of RBC Capital Markets Corporation, a member company of RBC Financial Group, to the effect that as of the date hereof the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.
     (cc)    Transactions in Securities.    Neither the Company nor any
Subsidiary of the Company has purchased or sold, or caused to be purchased or sold, any shares of Company Common Stock or other securities issued by the Company during any period when the Company was in possession of material nonpublic information.
     (dd)    Disclosure.    The representations and warranties contained in
this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.
     (ee)    Ownership of Parent Common Stock.    None of Company or any of its
Subsidiaries, or to Company's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Parent Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Parent Common Stock.
     5.04.    Representations and Warranties of Parent.    Subject to Sections
5.01 and 5.02 and except as Previously Disclosed, Parent hereby represents and warrants to the Company as follows:
     (a)    Organization, Standing and Authority.    Parent is duly organized,
validly existing and in good standing under the laws of the State of Maine.

Page 27
Parent is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Parent has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.
     (b)    Parent Stock.
     (i) As of the date hereof, the authorized capital stock of Parent consists solely of 18,000,000 shares of Parent Common Stock, of which 7,348,971 shares were outstanding as of the date hereof. The outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the shares of Parent Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of Parent, except for (i) shares of Parent Common Stock issuable pursuant to the Parent Benefits Plans and (ii) by virtue of this Agreement.
     (ii) The shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.
     (c)    Subsidiaries.
     (i) As of the date hereof, the only subsidiary of Parent which constitutes a Significant Subsidiary is the Parent Bank. The Parent Bank has been duly organized and is validly existing in good standing under the laws of the United States and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The Parent Bank is duly licensed by the OCC, and its deposits are insured by the Bank Insurance Fund administered by the FDIC in the manner and to the maximum extent provided by law.
     (ii) As of the date hereof, (A) Parent owns, directly or indirectly, all the issued and outstanding equity securities of the Parent Bank, (B) no equity securities of the Parent Bank are or may become required to be issued (other than to Parent) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which the Parent Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to Parent or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings, or arrangements relating to Parent's rights to vote or to dispose of such securities.
     (d)    Corporate Power.    Each of Parent and the Parent Bank has the
corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Parent has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject to the receipt of all necessary approvals of Governmental Authorities and the approval of the holders of a majority of the Parent Common Stock of this Agreement.
     (e)    Corporate Authority.    This Agreement and the Transactions have
been authorized by all necessary corporate action of Parent and the Parent Board. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding agreement of Parent enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

Page 28
     (f)    Regulatory Approvals; No Defaults.
     (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery or performance by Parent and the Parent Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions, except for (A) filings of applications or notices with and approvals or waivers by the Federal Reserve Board, the OCC, the Maine Superintendent, as required, with copies to the Department of Justice and Federal Trade Commission pursuant to the exemption from filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 provided by 15 U.S.C.A. s. 18a(c)(7), (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of Company Common Stock and the issuance of Parent Common Stock in the Merger, (C) application for, and the approval of, the listing on Nasdaq of the Parent Common Stock to be issued in the Merger, (D) the approval of this Agreement by the holders of a majority of the outstanding shares of Parent Common Stock, (E) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA, and (F) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, Parent is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).
     (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by Parent and the Parent Bank, as applicable, and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Parent or of any of its Subsidiaries or to which Parent or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.
     (g)    Financial Reports and SEC Documents; Material Adverse Effect.
     (i) Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2001 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, "SEC Documents") with the SEC, as of the date filed or to be filed, (A) complied or will comply in all respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly

Page 29
presents, or will fairly present, the financial position of Parent and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.
     (ii) Since June 30, 2004, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Parent.
     (h)    Litigation.    No litigation, claim or other proceeding before any
court or governmental agency is pending against Parent or its Subsidiaries and, to Parent's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.
     (i)    No Brokers.    No action has been taken by Parent or its
Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transactions.
     (j)    Tax Matters.    As of the date hereof, Parent does not have any
reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
     (k)    Regulatory Matters.
     (i) Neither Parent nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Parent Regulatory Authorities"). Parent and its Subsidiaries have paid all assessments made or imposed by any Parent Regulatory Authority.
     (ii) Neither Parent nor any its Subsidiaries has been advised by, or has any knowledge of facts which could give rise to an advisory notice by, any Parent Regulatory Authority that such Parent Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.
     (l)    Compliance With Laws.    Each of Parent and its Subsidiaries:
     (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, Truth in Lending and Bank Privacy laws, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and all other applicable fair lending laws and other laws relating to discriminatory business practices;
     (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such

Page 30
permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Parent's knowledge, no suspension or cancellation of any of them is threatened; and
     (iii) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that Parent or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Parent's knowledge, do any grounds for any of the foregoing exist).
     (m)    Ownership of Company Common Stock.    None of Parent or any of its
Subsidiaries, or to Parent's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Company Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Company Common Stock.
     (n)    Financial Ability.     Each of Parent and Parent Bank is, and
immediately following completion of the Transactions will be, in compliance with all capital requirements applicable to it.
     (o)    Disclosure.    The representations and warranties contained in this
Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.
































Page 31
ARTICLE VI

COVENANTS
     6.01.    Reasonable Best Efforts.    Subject to the terms and conditions
of this Agreement, each of the Company and Parent agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in
Article VII hereof, and shall cooperate fully with the other party hereto to that end.
     6.02.    Shareholder Approval.    The Company agrees to take, in
accordance with applicable law and the Company Articles and Company Bylaws, all action necessary to convene as soon as reasonably practicable a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the Transactions (including any adjournment or postponement, the "Company Meeting"). Except with the prior approval of Parent, no other matters shall be submitted for the approval of the Company shareholders at the Company Meeting. The Company Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation if the Company Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Company shareholders under applicable law; provided, further, that Section 6.08 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.
     6.03.    Registration Statement.
     (a) Parent agrees to prepare a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents). The Company shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and the Company, and its legal, financial and accounting advisors, shall have the right to review in advance such Registration Statement prior to its filing. The Company agrees to cooperate with Parent and Parent's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. Provided that the Company has cooperated as described above, Parent agrees to file, or cause to be filed, the Registration Statement and the Proxy Statement with the SEC as promptly as reasonably practicable. Each of the Company and Parent agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, the Company shall promptly mail at its expense the Proxy Statement to its shareholders.

Page 32
     (b) Each of the Company and Parent agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in
(i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to shareholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Company and Parent further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.
     (c) Parent agrees to advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Parent is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.
     6.04.    Regulatory Filings.
     (a) Each of Parent and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transactions and any other transactions contemplated by this Agreement; and any initial filings with Governmental Authorities shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the Transactions. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transactions.
     (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.
     6.05.    Press Releases.    The Company and Parent shall consult with each
other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be

Page 33
unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of Nasdaq. The Company and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.
     6.06.    Access; Information.
     (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and Parent's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of the Company and the Company Bank and to such other information relating to the Company or the Company Bank as Parent may reasonably request and, during such period, it shall furnish promptly to Parent all information concerning the business, properties and personnel of the Company and the Company Bank as Parent may reasonably request. Parent has, prior to the execution and delivery of this Agreement, been given access to and the opportunity to examine certain materials provided by the Company, including the year-end financials, credit files, ALCO packages and minutes, loan loss reserve adequacy reports and loan risk analyses, and an opportunity to ask questions of and to receive answers from officers and representatives of the Company and the Subsidiaries. As of the date of this Agreement, the Parent has, in all material respects, completed its review of the materials so provided by the Company and the Subsidiaries.
     (b) Parent agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the Company and its authorized representatives such access to Parent's personnel as the Company may reasonably request.
     (c) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
6.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Transactions. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section
6.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the Transactions shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the Transactions.
     (d) No investigation by Parent of the business and affairs of the Company shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to the obligations of Parent to consummate the Merger.

Page 34
     6.07.    Affiliates.    The Company shall use its reasonable best efforts
to identify those persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (the "Company Affiliates") and to cause each person so identified to deliver to Parent as soon as practicable, and in any event prior to the date of the Company Meeting, a written agreement to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Parent Common Stock received in the Merger, which agreement shall be in a form reasonably satisfactory to Parent.
     6.08.    Acquisition Proposals.    The Company agrees that neither it nor
any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of the Company or more than 10% of the outstanding equity securities of the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither the Company nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the Company Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) the Company Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by the Company in compliance with this Section 6.08 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a "Superior Proposal." The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will notify Parent if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Company or any of its representatives as soon as the Company becomes aware of the same.



Page 35
     6.09.    Certain Policies.    Prior to the Effective Date, each of the
Company and its Subsidiaries shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.01(b); and further provided that in any event, no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this Section 6.09 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company or its management with any such adjustments.
     6.10.    Nasdaq Listing.    Parent agrees to use its reasonable best
efforts to list, prior to the Effective Date, on the Nasdaq the shares of Parent Common Stock to be issued in connection with the Merger.
     6.11.    Indemnification.
     (a) From and after the Effective Time, Parent (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of the Company or any Company Subsidiary or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Transactions, to the fullest extent which such Indemnified Parties would be entitled under the Company Articles and Company Bylaws or equivalent documents of any Company Subsidiary, as applicable, or any agreement, arrangement or understanding which has been Previously Disclosed by the Company pursuant to this Section, in each case as in effect on the date hereof. Without limiting the foregoing, Parent also agrees that limitations on liability existing in favor of the Indemnified Parties as provided in the Company Articles and Company Bylaws or similar governing documents of the Company Subsidiaries as in effect on the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and the Bank Merger and shall continue in full force and effect from and after the Effective Time.
     (b)  Any Indemnified Party wishing to claim indemnification under this
Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether asserted before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any

Page 36
legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.
     (c) The Company shall purchase an extended reporting period endorsement (the "D & O Tail Coverage") under the Company's existing directors' and officers' liability insurance (the "D&O Insurance") which covers persons who are currently covered by the Company's D&O Insurance that shall provide such directors and officers with coverage for a period of six years after the Effective Time on terms no less favorable than those in effect on the date hereof and at the Effective Time shall provide evidence of such D & O Tail Coverage to Parent; provided, however, that the Company may substitute for its existing coverage a policy or policies providing substantially comparable coverage and containing terms and conditions no less favorable than those in effect on the date hereof if necessary or advisable to obtain such extension of coverage.
     (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.11.
     6.12    Benefit Plans.
     (a) As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of the Company and its Subsidiaries shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability (the "Parent Benefits Plans") to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the Parent Benefits Plans may occur at different times with respect to different plans), provided, however, that nothing contained herein shall require Parent or any of its Subsidiaries to make any grants to any former employee of the Company or its Subsidiaries under any discretionary equity compensation plan of Parent. Parent shall cause each Parent Benefits Plan in which employees of the Company and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits other than 401(k) benefits) under the Parent Benefit Plans, the service of such employees with the Company and its Subsidiaries to the same extent as such service was credited for such purpose by the Company; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or in a violation of any applicable non-discrimination rules.



Page 37
     (b) At and following the Effective Time, Parent shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company and its Subsidiaries existing as of the Effective Date, as well as all employment, severance, deferred compensation, split dollar, supplemental retirement or "change-in-control" agreements, plans or policies of the Company which are Previously Disclosed; provided that nothing herein shall limit the ability of Parent, after the Effective Time, to amend or terminate any of the Company's Benefits Plans in accordance with their terms at any time; and provided further, that Section II
(a) of the Employment Continuity Agreements of Messrs. McKim, Lay, Wrobel and Dalrymple (collectively, the "ECA Agreements") shall be amended as of the Effective Time (i) to establish the "base amount" as their respective base salaries as of December 31, 2004, (ii) to extend the 30 day period referred to therein to 24 months. Parent acknowledges that the consummation of the Merger will constitute a "change-in-control" of the Company for purposes of any employee benefit plans, agreements and arrangements of the Company and (iii) to change the reference in Section IX thereof to "Hancock County, Maine" to "any of Knox, Lincoln, Hancock or Washington counties, Maine."
     (c) If employees of the Company or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions covered under the applicable medical, health or dental plans of Parent, (ii) provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation, and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time.
     (d) For the two year period following the Effective Time, Parent shall provide all employees of the Company and its Subsidiaries whose employment is terminated by Parent or a Parent Subsidiary other than for cause, disability or retirement at or following the Effective Time, and who so desires, job counseling and outplacement assistance services to a reasonable extent and for a reasonable period of time following such employees' termination of employment, and, shall, to a reasonable extent, assist any such employees in locating new employment and shall notify all such employees who request to be so notified of opportunities for positions with Parent or any of its Subsidiaries for which Parent reasonably believes such persons are qualified and shall consider any application for such positions submitted by such persons, provided, however, that any decision to offer employment to any such person shall be made in the sole discretion of Parent. For purposes of this
Section 6.12(d) and Section 6.12(e) below, a termination other than for cause shall include, but not be limited to, resignation following a reduction in pay or assignment to a work site located more than 20 miles from the employee's work site as of the Effective Time.
     (e) All employees of the Company or a Company Subsidiary as of the Effective Time shall become employees of Parent or a Parent Subsidiary as of the Effective Time, and Parent or a Parent Subsidiary will use its reasonable best efforts to give such persons (other than any such person who is party to an employment agreement, a severance agreement or a special termination agreement, including an ECA Agreement) at least 60 days prior written notice of any job elimination after the Effective Time for a period of 90 days following the Effective Time. Subject to such 60 day notice requirement, Parent or a Parent Subsidiary shall have no obligation to continue the

Page 38
employment of any such person and nothing contained herein shall give any employee of the Company or a Company Subsidiary the right to continue employment with Parent or a Parent Subsidiary after the Effective Time. An employee of the Company or a Company Subsidiary (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement, including an ECA Agreement) whose employment is involuntarily terminated other than for cause (as defined in Section 6.12(d) above) during the two year period following the Effective Time shall be entitled to receive severance payments equal to one (1) week's compensation for each year of service of such employee with the Company and/or a Company Subsidiary, or such payments to which they may be entitled under any employee severance plan now in effect or hereafter adopted by the Parent or a Parent Subsidiary, whichever is greater.
     (f) As soon as practicable after the date hereof, the Company's Board of Directors shall take such corporate action as is necessary to terminate the First National Bank of Bar Harbor Employee Stock Ownership Plan (the "Company ESOP") and provide that the account of each participant in the Company ESOP shall become fully vested and nonforfeitable, in each case effective as of the Effective Time and subject to the consummation of the Merger. Following the Effective Time, the Parent shall be the sponsor of the Company ESOP and shall take any and all such further actions as may be necessary to terminate the Company ESOP and distribute the assets of the Company ESOP to participants in the Company ESOP as soon as reasonably practicable after the receipt of a favorable determination letter on termination of the Company ESOP from the IRS confirming the qualified status of the Company ESOP upon termination, and Parent shall take the action necessary (including any amendment of Parent's 401(k) plan) to permit the participants who are employees of Parent or its Subsidiaries as of the date of such distribution to roll any eligible rollover distributions over into Parent's 401(k) plan. As soon as practicable after the date hereof, if permitted by the applicable procedures of the Internal Revenue Service, the Company shall apply to the IRS for a favorable determination letter on the tax-qualified status of the Company ESOP on termination of the Company ESOP.
     6.13. Bank Merger. If requested by Parent, Company shall take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Company Bank to merge with and into the Parent Bank (the "Bank Merger") in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement as soon as practicable after consummation of the Merger.
     6.14. Coordination of Dividends. After the date of this Agreement, the Company shall coordinate the declaration of any dividends in respect of the Company Common Stock and the record dates and payment dates relating thereto with that of the Parent Common Stock, it being the intention of the parties that the holders of Parent Common Stock or Company Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single semi-annual period with respect to their shares of Company Common Stock, or for any single calendar quarter with respect to any shares of Parent Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.
     6.15.    Board Representation.    Upon consummation of the Transactions,
the Board of Directors of Parent shall increase the number of authorized directors who serve on its Board of Directors and appoint Mr. McKim and one other director of the Company, as mutually determined by the Company and Parent (the "Additional Director") to fill the vacancies created thereby and to serve on the same basis as other Parent directors until the first Annual Meeting of Parent's Shareholders following the Effective Time. With respect to that Annual Meeting, the Board of Directors of Parent shall, subject to compliance

Page 39
with the fiduciary duties of the Parent Board and any director qualification provisions of the Parent's bylaws, include Mr. McKim as a nominee (to serve as a director until the 2007 Annual Meeting), and the Additional Director as a nominee (to serve as a director until the 2006 Annual Meeting). The Board of Directors shall consider including an additional resident of the area served by the Company Bank as a nominee to serve as a director following the first Annual Meeting of Parent's Shareholders following the Effective Time.
     6.16.    Notification of Certain Matters.    Each of the Company and
Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will supplement or amend its Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered materially inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining the accuracy of the representations and warranties of the parties contained in Article V in order to determine the fulfillment of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by the Company or Parent, as the case may be, with the respective covenants and agreements of such parties contained herein.































Page 40
ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER
     7.01.    Conditions to Each Party's Obligation to Effect the Merger.
The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:
     (a)    Shareholder Approval.    This Agreement shall have been duly
approved by the requisite vote of the holders of outstanding shares of Company Common Stock and Parent Common Stock.
     (b)    Regulatory Approvals.    All regulatory approvals required to
consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.
     (c)    No Injunction.    No Governmental Authority of competent
jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits, restricts or makes illegal the consummation of the Transactions.
     (d)    Registration Statement.    The Registration Statement shall have
become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.
     (e)    Listing.    The shares of Parent Common Stock to be issued in the
Merger shall have been approved for listing on the Nasdaq.
     (f)    Tax Opinion.    Each of Parent and the Company shall have received
the written opinion of Verrill & Dana, LLP, in form and substance reasonably satisfactory to both the Company and Parent, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Parent, the Company and others, reasonably satisfactory in form and substance to such counsel. In the event that each of Parent and the Company shall not have received such written opinion from Verrill & Dana, LLP, as provided above, then in such case this condition to closing will be deemed satisfied if each of Parent and the Company shall have received the foregoing written opinion from Pierce Atwood LLP subject to the foregoing requirements as to form and substance.
     7.02.    Conditions to Obligation of the Company.    The obligation of the
Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing Date of each of the following conditions:
     (a)    Representations and Warranties.    The representations and
warranties of Parent set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms

Page 41
speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.
     (b)    Performance of Obligations of Parent.    Parent shall have
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.
      (c) Opinion of Counsel. The Company shall have received an opinion dated the Effective Date of Verrill & Dana, LLP, counsel to Parent, in substantially the form attached as Exhibit 7.02(c), which is attached hereto and made a part hereof.
(d)   Other Actions.    Parent shall have furnished the Company with such
certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as the Company may reasonably request.
     7.03.    Conditions to Obligation of Parent.    The obligation of Parent
to consummate the Merger is also subject to the fulfillment or written waiver by Parent prior to the Closing Date of each of the following conditions:
     (a)    Representations and Warranties.    The representations and
warranties of the Company set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.
     (b)    Performance of Obligations of Company.    The Company shall have
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.
     (c)    Shareholder Agreements.    Shareholder Agreements, substantially in
the form attached as Annex A hereto, shall have been executed and delivered by each director who is also an officer of the Company in connection with the Company's execution and delivery of this Agreement.
     (d)    Dissenting Shares.    Dissenting Shares shall not represent 10% or
more of the outstanding Company Common Stock.
     (e) Opinion of Counsel. Parent shall have received an opinion dated the Effective Date of Pierce Atwood, counsel to the Company, in substantially the form attached as Exhibit 7.03(e), which is attached hereto and made a part hereof.
(f)   Other Actions.    The Company shall have furnished Parent with such
certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Parent may reasonably request, and as may be reasonably required to assist Parent and its executives in meeting its obligations under the Sarbanes-Oxley Act of 2002 with respect to reporting the Transactions.





Page 42
ARTICLE VIII

TERMINATION
     8.01.    Termination.    This Agreement may be terminated, and the
Transactions may be abandoned:
     (a)    Mutual Consent.    At any time prior to the Effective Time, by the
mutual consent of Parent and the Company if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.
     (b)    Breach.    At any time prior to the Effective Time, by Parent or
the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a breach by Parent or the Company, as the case may be, of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a breach by Parent or the Company, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, which breach (whether under (i) or (ii)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Parent or the Company, as the case may be.
     (c)    Delay.    At any time prior to the Effective Time, by Parent or the
Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Transactions are not consummated by May 31, 2005, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 8.01(c) or (ii) any of the Shareholders (if the Company is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Shareholder Agreement.
     (d)    No Regulatory Approval.    By the Company or Parent, if its Board
of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.
     (e)    No Shareholder Approval.    By either Parent or the Company if any
approval of the shareholders of the Company or Parent contemplated by Section 7.01(a) this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Company Meeting or Parent Meeting, as the case may be.
     (f)    Failure to Recommend.    At any time prior to the Company Meeting,
by Parent if (i) the Company shall have breached Section 6.08, (ii) the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Parent, or (iii) the Company shall have materially breached its obligations under Section 6.02 by failing to call, give notice of, convene and hold the Company Meeting in accordance with
Section 6.02.
     (g)    Superior Proposal.    At any time prior to the Company Meeting, by
the Company in order to concurrently enter into an acquisition agreement or similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal which has been received and considered by the Company and the Company Board in compliance with Section 6.08 hereof, provided, however, that this Agreement may be terminated by the Company pursuant to this Section 8.01(g)

Page 43
only after the fifth Business Day following the Company's provision of written notice to Parent advising Parent that the Company Board is prepared to accept a Superior Proposal, and only if, during such five-Business Day period, if Parent so elects in its sole discretion, the Company and its advisors shall have negotiated in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable Parent and the Company to proceed with the Transactions on such adjusted terms.
     8.02.    Effect of Termination and Abandonment.
     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in this Section 8.02 and Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.
     (b) The Company shall pay Parent the sum of $1,500,000 (the "Termination Fee") if this Agreement is terminated as follows:
     (i) if this Agreement is terminated by Parent pursuant to Section 8.01(f) or by the Company pursuant to Section 8.01(g), in either of which case payment shall be made to Parent concurrently with the termination of this Agreement; or
     (ii)  if (x) this Agreement is terminated by (A) Parent pursuant to
Section 8.01(b) or (B) by either Parent or the Company pursuant to Section 8.01(e) as a result of the failure to obtain the required vote at the Company Meeting contemplated by Section 7.01(a) this Agreement and in the case of any termination pursuant to clause (A) or (B) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the Company Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of the Company contemplated by this Agreement at the Company Meeting, in the case of clause (B), or the date of termination, in the case of clause (A), and
(y) within 18 months after such termination the Company or a Subsidiary of the Company enters into an agreement with respect to an Acquisition Proposal or consummates a transaction which is the subject of an Acquisition Proposal, then the Company shall pay to Parent the Termination Fee on the date of execution of such agreement or consummation of a transaction which is the subject of an Acquisition Proposal, provided that if the date of execution of such agreement is after 12 months but within 18 months after such termination of this Agreement, the Termination Fee shall be payable by the Company to Parent only upon consummation of a transaction which is the subject of an Acquisition Proposal, regardless whether such consummation occurs within 18 months after termination of this Agreement.
Any amount that becomes payable pursuant to this Section 8.02(b) shall be paid by wire transfer of immediately available funds to an account designated by Parent.
     (c) The Company and Parent agree that the agreement contained in paragraph (b) of this Section 8.02 is an integral part of the transactions contemplated by this Agreement, that without such agreement Parent would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by the Company. If the Company fails to pay Parent the amounts due under paragraph (b) above within the time periods specified therein, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with any action in which Parent prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with

Page 44
interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, as it may vary, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.






















































Page 45
ARTICLE IX

MISCELLANEOUS
     9.01.    Survival.    No representations, warranties, agreements and
covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(c), 8.02 and, excepting Section 9.12 hereof, this Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.
     9.02.    Waiver; Amendment.    Prior to the Effective Time, any provision
of this Agreement may be (i) waived by the party benefited by the provision or
(ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting no amendment shall be made which by law requires further approval by the shareholders of the Company without obtaining such approval.
     9.03.    Counterparts.    This Agreement may be executed in one or more
counterparts, each of which shall be deemed to constitute an original.
     9.04.    Governing Law.    This Agreement shall be governed by, and
interpreted in accordance with, the laws of the State of Maine applicable to contracts made and to be performed entirely within such State.
     9.05    Expenses.    Each party hereto will bear all expenses incurred by
it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel and, in the case of Parent, the registration fee to be paid to the SEC in connection with the Registration Statement, except that expenses of printing the Proxy Statement shall be shared equally between the Company and Parent, and provided further that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.
     9.06.    Notices.    All notices, requests and other communications
hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to the Company to:                  If to Parent to:
FNB Bankshares                         First National Lincoln Corporation
102 Main Street                        223 Main Street, PO Box 940
Bar Harbor, Maine 04609                Damariscotta, ME 04543-0760
Attention: Tony C. McKim               Attention: Daniel R. Daigneault,
                                                  President and CEO
Fax: (207) 288-2469                    Fax: (207) 563-5085

With a copy to:                        With a copy to:
Pierce Atwood LLP                      Verrill & Dana, LLP
One Monument Square                    One Portland Square, PO Box 586
Portland, Maine 04101                  Portland, ME 04112-0586
Attention: James B. Zimpritch, Esq.    Attention: Keith C. Jones
Fax: (207) 791-1350                    Fax: (207) 774-7499

Page 46
       9.07.    Entire Understanding; No Third Party Beneficiaries.    This
Agreement and the Shareholder Agreements represent the entire understanding of the parties hereto and thereto with reference to the Transactions, and this Agreement and the Shareholder Agreements supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Parent's obligation under Section 6.11, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     9.08.    Severability.    Except to the extent that application of this
Section 9.08 would have a Material Adverse Effect on the Company or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.
     9.09.    Enforcement of the Agreement.    The parties hereto agree that
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
     9.10.    Interpretation.    When a reference is made in this Agreement to
Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "as of the date hereof" are used in this Agreement, they shall be deemed to mean the day and year first above written (August 25 , 2004).
     9.11.    Assignment.    No party may assign either this Agreement or any
of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     9.12.    Alternative Structure.    Notwithstanding any provision of this
Agreement to the contrary, Parent may at any time modify the structure of the acquisition of the Company set forth herein, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not adversely affect the tax treatment of the Company's shareholders as a result of receiving the Merger Consideration and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.



Page 47
       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

      FIRST NATIONAL LINCOLN CORPORATION


By:
 /s/ Daniel R. Daigneault
___________________________________________
 Name:      Daniel R. Daigneault
 Title:     President & CEO


FNB BANKSHARES


By:
  /s/ Tony C. McKim
________________________________________
 Name:      Tony C. McKim
 Title:     President & CEO




































Page 48
ANNEX A

SHAREHOLDER AGREEMENT

     SHAREHOLDER AGREEMENT (the "Agreement"), dated as of______________, 2004
by and between                        , a shareholder ("Shareholder") of FNB
BANKSHARES, a Maine corporation (the "Company"), and FIRST NATIONAL LINCOLN CORPORATION , a Maine corporation ("Parent"). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).
     WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will merge with and into Parent on the terms and conditions set forth therein (the "Merger") and, in connection therewith, outstanding shares of Company Common Stock will be converted into shares of Parent Common Stock and/or cash in the manner set forth therein; and
     WHEREAS, Shareholder holds of record the shares of Company Common Stock identified on Annex I hereto (such shares being referred to as the "Shares"); and
     WHEREAS, in order to induce Parent to enter into the Merger Agreement, Shareholder, solely in such Shareholder's capacity as a shareholder of the Company and not in any other capacity, has agreed to enter into and perform this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1.    Agreement to Vote Shares.    Shareholder agrees that at any meeting
of the shareholders of the Company, or in connection with any written consent of the shareholders of the Company, Shareholder shall:
     (i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and
     (ii) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all _______ Shares, (x) in favor of adoption and approval of the Merger Agreement and the Merger; (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or this Agreement.
     2.    No Transfers    Prior to the Company Meeting (as defined in the
Merger Agreement), Shareholder agrees not to, directly or indirectly, sell transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares if such sale, transfer, pledge, assignment or disposition could occur prior to the Company Meeting. In the case of any transfer by operation of law, this Agreement shall be binding upon and inure to the transferee(s). Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.
     3.    Representations and Warranties of Shareholder.    Shareholder
represents and warrants to and agrees with Parent as follows:
     A.    Capacity.    Shareholder has all requisite capacity and authority to
enter into and perform his, her or its obligations under this Agreement.


Page 49
     B.    Binding Agreement.    This Agreement constitutes the valid and
legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
     C.    Non-Contravention.    The execution and delivery of this Agreement
by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.
     D.    Ownership of Shares.    Shareholder has good title to all of the
Shares as of the date hereof, and, except as set forth on Annex I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.
     4.    Specific Performance and Remedies.    Shareholder acknowledges that
it will be impossible to measure in money the damage to Parent if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent's seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Parent shall have the right to inform any third party that Parent reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with Parent set forth in this Agreement may give rise to claims by Parent against such third party.
     5.    Term of Agreement; Termination.
     A.    The term of this Agreement shall commence on the date hereof.
     B. This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.
     C. If the Merger Agreement is not terminated in accordance with its terms, this Agreement (except for the provisions of Sections 3 and 8, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any willful breach of such Section prior to such termination.
     6.    Entire Agreement.    This Agreement supersedes all prior agreements,
written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an


Page 50
instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
     7.    Notices.    All notices, requests, claims, demands or other
communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent:

First National Lincoln Corporation
223 Main Street
PO Box 940
Damariscotta, ME 04543-0760

Attention: Daniel R. Daigneault, President and CEO
Fax: (207) 563-5085

With a copy to:
Verrill & Dana, LLP
One Portland Square
PO Box 586
Portland, ME 04112-0586

Attention: Keith C. Jones
Fax: (207) 774-7499

If to Shareholder:

________________________________________

________________________________________

________________________________________

     8.    Miscellaneous.
     A.    Severability.    If any provision of this Agreement or the
application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.
     B.    Capacity.    The covenants contained herein shall apply to
Shareholder solely in his or her capacity as a shareholder of the Company, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of the Company or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director of the Company.
     C.    Counterparts.    This Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Page 51
     D.    Headings.    All Section headings herein are for convenience of
reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

     E.    Choice of Law.    This Agreement shall be deemed a contract made
under, and for all purposes shall be construed in accordance with, the laws of the State of Maine, without reference to its conflicts of law principles.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

FIRST NATIONAL LINCOLN CORP.


By:________________________________________
Name:
Title:


[SHAREHOLDER]

________________________________________(Signature)



ANNEX I

Shareholder Agreement

           Shares of Company
Common Stock
 Owned
of Record
________________________________________
























Page 52
Exhibit 3.08

Rollover Options

-----------------------------------------------------------------------------
                                                                    Number of
                                                                       Shares
                                                                   Subject to
Name                         Exercise Price    Expiration Date         Option
-----------------------------------------------------------------------------
Steven K. Parady                      $8.93          7/30/2011          3,675

Mark N. Rosborough                    $8.93          7/30/2011          2,250

Tony C. McKim                         $8.93          7/30/2011         14,205

Ronald J. Wrobel                      $8.93          7/30/2011          6,500

Jeffrey C. Dalrymple                  $8.93          7/30/2011          5,000

Daniel M. Lay                         $8.93          7/30/2011          9,000
-----------------------------------------------------------------------------
     TOTAL                                                             40,630
=============================================================================



































Exhibit 7.02(c)

[Form of Verrill & Dana, LLP Opinion]

______________, 200__

FNB Bankshares
102 Main Street
Bar Harbor, Maine  04609
Attention  Tony C. McKim

Re:     Agreement and Plan of Merger dated as of August __, 2004

Ladies and Gentlemen:

We have represented First National Lincoln Corporation, a Maine corporation ("FNLC"), in connection with the execution and delivery of an Agreement and Plan of Merger by and between FNB Bankshares, a Maine corporation ("FNB"), and FNLC dated as of August ___, 2004 with respect to the merger of FNB with and into FNLC (the "Agreement"). This opinion is provided to you at the request of FNLC pursuant to Section 7.02(c) of the Agreement.

We have reviewed the Agreement and examined originals or copies of such records of FNLC, certificates of officers of FNLC and public officials, and other documents that we have deemed relevant and necessary as a basis for this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals of such documents.

As to questions of fact material to this opinion, we have relied without independent verification upon representations contained in certificates of officers of FNLC and public officials. For purposes of this opinion, we have also assumed the accuracy and completeness of all representations of FNB set forth in the Agreement or in certificates or other instruments delivered to FNLC at the closing of the transactions contemplated in the Agreement.

Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1. FNLC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maine.

2. The authorized capital stock of FNLC consists of 18,000,000 shares of Common Stock, $0.01 par value per share. We are advised by FNLC's transfer agent that _____ shares of the Common Stock of FNLC were issued and outstanding at the close of business on ___________, 200__.

3. The Agreement has been duly authorized, executed, and delivered on behalf of FNLC.

4. The Agreement constitutes the legal, valid, and binding obligation of FNLC, enforceable against FNLC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws affecting the rights and remedies of creditors generally, and general principles of equity, whether applied by a court of law or equity

6. The merger of FNB with and into FNLC will become effective, in accordance with the terms of the Articles of Merger executed by FNLC and FNB, as of ______ p.m. on the date upon which the Articles of Merger are filed with the Maine Secretary of State.

7. Neither the execution and delivery by FNLC of, nor the performance by FNLC of its obligations under, the Agreement will constitute a violation by FNLC of, or any breach or default by FNLC under, its Articles of Incorporation or bylaws, the Articles of Organization and bylaws of FNLC's subsidiary, The First National Bank of Damariscotta (the "Bank") or any judgment, writ, order or decree, specific to FNLC or the Bank, of any court or other governmental authority of which we have knowledge.

We express no opinion herein concerning any matter involving choices or conflicts of law; or concerning the enforceability of any waiver of rights; exculpatory clause, indemnification against misconduct by an indemnitee or related person, or any provision purporting to supersede equitable principles of contract construction; or any matters involving tax or securities laws.

We are members of the Bar of the State of Maine and we are not expressing an opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Maine.

As used herein, the term "knowledge" means the actual knowledge of those attorneys of this firm who have been principally involved in representing FNLC in connection with the transactions contemplated in the Agreement.

This opinion is intended for use by you in connection with the transactions contemplated in the Agreement and, except as set forth below, is not to be relied upon by any other person or in any other context. The contents of this opinion are not to be quoted or otherwise disclosed to third parties, in whole or in part, without our prior written consent. Subject to such limitations, you may furnish a copy of this opinion to your counsel, Pierce Atwood.

Very truly yours,



VERRILL & DANA, LLP




















Exhibit 7.03(e)

[Form of Pierce Atwood LLP Opinion]

______________, 200__

First National Lincoln Corporation
[Address]

Re:     Agreement and Plan of Merger dated as of August __, 2004

Ladies and Gentlemen:

We have represented FNB Bankshares, a Maine corporation ("FNB"), in connection with the execution and delivery of an Agreement and Plan of Merger by and between First National Lincoln Corporation, a Maine corporation ("FNLC"), and FNB dated as of August ___, 2004with respect to the merger of FNB with and into FNLC (the "Agreement"). This opinion is provided to you at the request of FNB pursuant to Section 7.03(E) of the Agreement.

We have reviewed the Agreement and examined originals or copies of such records of FNB, certificates of officers of FNB and public officials, and other documents that we have deemed relevant and necessary as a basis for this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals of such documents.

As to questions of fact material to this opinion, we have relied without independent verification upon representations contained in certificates of officers of FNB and public officials. For purposes of this opinion, we have also assumed the accuracy and completeness of all representations of FNB set forth in the Agreement or in certificates or other instruments delivered to FNB at the closing of the transactions contemplated in the Agreement.

Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1. FNB is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maine.

2. The authorized capital stock of FNB consists of 2,000,000 shares of Common Stock. We are advised by FNB's transfer agent that _____ shares of the Common Stock of FNB were issued and outstanding at the close of business on ___________, 200__.

3. The Agreement has been duly authorized, executed, and delivered on behalf of FNB.

4. The Agreement constitutes the legal, valid, and binding obligation of FNB, enforceable against FNB in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws affecting the rights and remedies of creditors generally, and general principles of equity, whether applied by a court of law or equity

6. The merger of FNB with and into FNLC will become effective, in accordance with the terms of the Articles of Merger executed by FNB and FNLC, as of ______ p.m. on the date upon which the Articles of Merger are filed with the Maine Secretary of State.

7. Neither the execution and delivery by FNB of, nor the performance by FNB of its obligations under, the Agreement will constitute a violation by FNB of, or any breach or default by FNB under, its Articles of Incorporation or bylaws, the Articles of Organization and bylaws of FNB's subsidiary, The First National Bank of Bar Harbor (the "Bank") or any judgment, writ, order or decree, specific to FNB or the Bank, of any court or other governmental authority of which we have knowledge.

We express no opinion herein concerning any matter involving choices or conflicts of law; or concerning the enforceability of any waiver of rights; exculpatory clause, indemnification against misconduct by an indemnitee or related person, or any provision purporting to supersede equitable principles of contract construction; or any matters involving tax or securities laws.

We are members of the Bar of the State of Maine and we are not expressing an opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Maine.

As used herein, the term "knowledge" means the actual knowledge of those attorneys of this firm who have been principally involved in representing FNB in connection with the transactions contemplated in the Agreement.

This opinion is intended for use by you in connection with the transactions contemplated in the Agreement and, except as set forth below, is not to be relied upon by any other person or in any other context. The contents of this opinion are not to be quoted or otherwise disclosed to third parties, in whole or in part, without our prior written consent. Subject to such limitations, you may furnish a copy of this opinion to your counsel, Pierce Atwood.

Very truly yours,



PIERCE ATWOOD LLP